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                                                                    EXHIBIT 99.0


FOR IMMEDIATE RELEASE


FROM:      P.A.M. Transportation Services, Inc.
           P.O. Box 188
           Tontitown, Arkansas  72770

Contact:   Robert W. Weaver
           President
           (501) 361-9111



                      P.A.M. TRANSPORTATION SERVICES, INC.
                              ANNOUNCES CLOSING OF
                   ACQUISITION OF ASSETS OF TRUCKLOAD CARRIER


TONTITOWN, ARKANSAS, January 12, 1999 -- P.A.M. Transportation Services, Inc. (NASDAQ:PTSI) today announced that it has closed the acquisition of the assets of Decker Transport Co. Inc. ("Decker") and Van Houten Ltd. ("Van Houten") of Riverdale, New Jersey. A wholly-owned subsidiary of P.A.M. Transportation Services, Inc. acquired substantially all of the assets and liabilities of Decker and Van Houten.

Decker and Van Houten generated revenues in 1998 of approximately $48 million.

Robert W. Weaver, President of P.A.M., commented that "the addition of Decker and Van Houten provides a significant infusion of assets to our Company as well as important operational and marketing synergies. We are excited to begin 1999 with this acquisition and are eager to develop the opportunities that it provides."

P.A.M. Transportation Services, Inc. is an irregular route, common and contract motor carrier authorized to transport general commodities throughout the continental United States and the Canadian provinces of Quebec and Ontario.

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward- looking statements. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the transportation industry, fuel prices, availability of drivers, extreme weather conditions and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.



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